EXHIBIT 99.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Red Hat, Inc. for the three months ended May 31, 2003, I, Kevin B. Thompson, Chief Financial Officer of Red Hat, Inc., hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) such Quarterly Report on Form 10-Q for the three months ended May 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-Q for the three months ended May 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Red Hat, Inc.

A signed original of this written statement, required by section 906 has been provided to Red Hat, Inc. and will be retained by Red Hat, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

June 27, 2003

	By:	/s/ KEVIN B. THOMPSON
Kevin B. Thompson Chief Financial Officer (Principal Financial Officer)